UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 27, 2006

Aphton Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19122	95-3640931
(Commission File Number)	(IRS Employer Identification No.)

8 Penn Center, Suite 2300, 1628 JFK Boulevard, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 218-4340

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 27, 2006, the Company received notice from The Nasdaq Stock Market informing the Company that the NASDAQ Listing Qualifications Panel had determined to delist the Company’s securities from The Nasdaq Stock Market, effective with the open of business on January 31, 2006. The Panel’s decision to delist was based upon the Company’s failure to comply with NASDAQ Marketplace Rule 4310(c)(ii)(B), which requires the Company to maintain a market value of listed securities of at least $35,000,000 or, in the alternative, shareholders’ equity of at least $2,500,000 and the Company’s failure to evidence a minimum bid price of $1.00 per share, as required by NASDAQ Marketplace Rule 4310(c)(4). The notice from NASDAQ follows the Company’s announcement on November 29, 2005 that the Company would request a hearing before the NASDAQ Listing Qualifications Panel to review the NASDAQ Listing Qualifications Staff Determination to delist the Company’s securities and to seek continued listing on The Nasdaq Capital Market. The hearing was held on December 22, 2005.

Today, the Company filed a formal request with the NASDAQ Listing Qualifications Panel for reconsideration of the determination to delist the Company’s securities. The request is based upon certain mistakes of material fact contained in the Panel decision and was filed in accordance with NASDAQ Marketplace Rule 4808(a). The request for reconsideration will not stay the delisting action referenced in the Panel’s January 27, 2006 letter. As such, the Company’s securities will be delisted from The Nasdaq Stock Market effective with the open of business on Tuesday, January 31, 2006. The Panel has indicated that it will rule on the request for reconsideration on or before February 14, 2006. There can be no assurance that the Panel will grant the Company’s request for re-listing on The Nasdaq Stock Market.

The Company expects its shares to immediately begin trading in the “pink sheets” under the ticker symbol APHT effective with the open of business on January 31, 2006. The Company’s common stock may, in the future, also be quoted on the Over-the-Counter Bulletin Board maintained by the NASD, provided that a market maker in the common stock files the appropriate application with, and such application is cleared by, the NASD. The Company anticipates disclosing further trading venue information for its common stock once such information becomes available.

Exhibit Number	Description
99.1	Press Release of Aphton Corporation, dated January 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APHTON CORPORATION

Date: January 30, 2006	By:	/s/ James F. Smith
	Name:	James F. Smith
	Title:	Senior Vice President and Chief Financial Officer